                                                                    EXHIBIT 10.8

                            ASHTON WOODS USA, L.L.C.
                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                             Effective June 1, 2005

                                    SECTION 1

                           PURPOSE AND ADMINISTRATION

1.1. Name of Plan. Ashton Woods USA, L.L.C. (the "Company") hereby adopts the Ashton Woods USA, L.L.C. Deferred Compensation Plan (the "Plan"), as set forth herein.

1.2. Effective Date. The effective date of this Plan is June 1, 2005 .

1.3. Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Participating Employers. The Plan is intended to be a top-hat plan as described in Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Company intends that the Plan shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is not intended to qualify under
Section 401 (a) or the Code. A Participating Employer's obligations hereunder, if any, to a Participant (or to a Participant's beneficiary) shall be unsecured and shall be a mere promise by the Participating Employer to make payments hereunder in the future. A Participant (and, if applicable, the Participant's beneficiary) shall be treated as a general unsecured creditor of any Participating Employer.

1.4. Administration. The Plan shall be administered by the committee appointed by the Company's Board of Directors.

(a) Authority. The Plan Administrative Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Administrative Committee shall have the following powers and duties:

      (i) To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

      (ii) To interpret the Plan and to decide all questions concerning the Plan;

      (iii) To designate persons eligible to participate in the Plan, subject to the approval of the Board;

      (iv) To determine the amount and the recipient of any payments to be made under the Plan;

      (v)   To designate and value any investments deemed held in the Accounts;

      (vi) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

                                                      Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

      (vii) To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

      Subject to paragraph (b) below, all decisions made by the Plan Administrative Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

(b) Authority of Board of Directors. Notwithstanding anything in this Plan to the contrary, the Board shall have the power

      (i) to review and approve the persons who will be eligible to participate in the Plan; and

      (ii) to make determinations with respect to the participation and benefits of to any member of the Plan Administrative Committee who is a participant in the Plan.

(c) Delegation of Duties. The Plan Administrative Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Administrative Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

(d) Expenses. All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Administrative Committee in connection with the administration of the Plan shall be paid by the Participating Employers.

(e) Indemnification of Plan Administrative Committee. The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Administrative Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Plan Administrative Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

(f) Liability. To the extent permitted by law, neither the Plan Administrative Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person's own willful misconduct or willful breach of the Plan.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                          Effective June 1, 2005

                                    SECTION 2
                                   DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

2.1. Account. "Deferred Compensation Account" means the bookkeeping account maintained for each Participant in accordance with Section 6.1 and which includes the following subaccounts:

(a) "Employer Contribution Account" means the portion of the Participant's Account attributable to Discretionary Contributions, and the earnings thereon.

2.2. Affiliate. "Affiliate" means any corporation, partnership, joint venture, association or similar organization or entity in which the Company owns, directly or indirectly, a majority of equity interests.

2.3. Board. "Board" means the Board of Directors of Ashton Woods USA, L.L.C.

2.4. Change in Control. "Change in Control" means a Change in Control as described in Appendix A to this Plan.

2.5. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.6. Company. "Company" means Ashton Woods USA, L.L.C. or any successor company that adopts this Plan.

2.7. Compensation. "Compensation" means such forms of compensation payable in cash as may be designated by the Plan Administrative Committee, from time to time, in its sole discretion, as eligible for deferral under this Plan. Compensation may include, but shall be not limited to, any performance based or bonus compensation, payable to the Participant.

2.8. Discretionary Contribution. "Discretionary Contribution" means the contribution deemed credited to a Participant's Account pursuant to Section 4.

2.9. Eligible Employee. "Eligible Employee" means an employee of a Participating Employer who has been designated pursuant to Section 3 as eligible to participate in the Plan.

2.10. "ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

                                                      Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

2.11. Participant. "Participant" means an Employee who meets the eligibility criteria set forth in Section 3.

2.12. Participating Employer. "Participating Employer" means Ashton Woods USA, L.L.C., and any of its participating Affiliates, or any successor companies.

2.13. Plan Administrative Committee. The "Plan Administrative Committee" means the committee appointed by the Company's Board of Directors to administer the Plan.

2.14. Plan Year. "Plan Year" shall be June 1 through May 31, which is the fiscal year of the Company.

2.15. Retirement Date. "Retirement Date" means the date on which a Participant elects to retire having an attained age of sixty-five (65) or greater.

2.16. Totally Disabled or Total Disability. A Participant shall be considered to be "Totally Disabled" or to have a "Total Disability" if he or she meets the definition of "Disabled" as defined in Internal Revenue Code Section 409A(a)(2)(C).

2.17. Valuation Date. "Valuation Date" means each business day the financial markets are open, unless the underlying investment requires a less frequent valuation.

2.18. Other Definitions. In addition to the terms defined in this Section 2, other terms are defined when first used in Sections of this Plan.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 3
                          ELIGIBILITY AND PARTICIPATION

3.1. Eligible Employees. Only employees who are designated by the Plan Administrative Committee and approved by the Board shall be eligible to participate in the Plan.

3.2. Participation.

(a) An Eligible Employee shall become a Participant in the Plan by (i) completing and submitting to the Company a Participation Agreement Form, and (ii) complying with such terms and conditions as the Board and/or the Plan Administrative Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Board and/or the Plan Administrative Committee may deem necessary or appropriate for the Participating Employers to meet their obligations under the Plan.

(b) An employee shall only be a Participant eligible to have compensation deferred under this Plan while he or she is designated as an Eligible Employee. If an employee subsequently ceases to be a designated eligible employee after becoming a Participant, he or she shall remain a Participant for the other purposes of the Plan to the extent of any existing Account balance subject to Section 13.1.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 4
                           DISCRETIONARY CONTRIBUTIONS

4.1. Discretionary Contribution.

(a) For any Plan Year, a Participating Employer may credit to the Deferred Compensation Account of any Participant employed by that Participating Employer a Discretionary Contribution in such amount as may be determined by the Participating Employer in its sole discretion within forty-five
      (45) days after the end of the Plan Year.

      The amount of the Discretionary Contribution to be credited to a Participant's Account for a Plan Year shall be determined by the Participating Employer in its sole discretion. The formula to be used in determining the Discretionary Contribution shall be determined from time to time by the Participating Employer.

(b) Any Discretionary Contribution will be credited to a Participant's Participating Employer Contribution Account as of the Valuation Date specified by the Participating Employer.

4.2. Vesting of Discretionary Contribution.

(a) Except as otherwise provided in paragraph (b) below and subject to Section 9, the Discretionary Contribution credited to a Participant's Account with respect to a particular Plan Year shall become vested in accordance with the following schedule:

 Years of Service Completed
Following Plan Year for which
   Contribution is Credited                 Vested Percentage
-----------------------------               -----------------
     1 Year of Service                            20%
     2 Years of Service                           40%
     3 Years of Service                           60%
     4 Years of Service                           80%
     5 Years of Service                          100%

      A Participant will be credited with a Year of Service if he or she is actively employed by a Participating Employer for a continuous period of at least 6 months during the Plan Year AND is actively employed by a Participating Employer as of the date any bonus or performance based compensation is payable or credited to the Participant.

(b) Notwithstanding the foregoing vesting schedule, the balance credited to a Participant's Participating Employer Contribution Account shall be become fully vested if the Participant remains continuously employed by a Participating Employer or an Affiliate until his or her death, Total Disability, attainment of age sixty-five (65), or the occurrence of a Change in Control in which the Participant is terminated without cause within two (2) years following the Change in Control.

                                                     Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 5
                             DISTRIBUTION ELECTIONS

5.1. In-Service Distribution of Discretionary Contributions. The Participant shall receive the total amount of 100% vested Discretionary Contributions credited to his or her Deferred Compensation Account, and any earnings thereon, distributed in a lump sum as soon as administratively feasible following the 100% vesting date.

5.2. Retirement Distribution. The Participant shall have his or her Deferred Compensation Account distributed in a single lump sum payment upon termination of employment following his or her Retirement Date as soon as administratively feasible.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 6
                         DEFERRED COMPENSATION ACCOUNTS

6.1. Participant's Accounts. The Company shall establish and maintain a separate memorandum account in the name of each Participant. Such account shall be credited or charged with (a) Discretionary Contributions, if any; (b) income, gains, losses, and expenses of investments deemed held in such account; and (c) distributions from such account.

6.2. Investment of Employer Discretionary Contribution Accounts. The amount credited to a Participant's Employer Contribution Account shall be deemed to be invested and reinvested in the growth of the Company, and any other assets or investment vehicles, as may be selected by the Plan Administrative Committee in its sole discretion. The amount credited to a Participant's Employer Contribution Account shall be credited with interest earnings on an annual basis. The amount credited for the First Plan Year shall be a minimum of nine percent (9%). Thereafter, the Plan Administrative Committee shall review and determine the minimum credit rate at least sixty (60) days prior to the beginning of the Plan Year.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 7
DISTRIBUTION OF COMPENSATION DEFERRAL ACCOUNT PRIOR TO TERMINATION OF EMPLOYMENT

7.1. Financial Hardship. The Plan Administrative Committee, in his sole discretion, may permit a hardship payment from the vested portion of a Participant's Deferred Compensation Account to be made to a Participant at any time prior to a Designated In-Service Distribution Date or termination of employment in the event of an "unforeseeable emergency". Withdrawals of amounts because of an unforeseeable emergency will be permitted to the extent reasonably needed to satisfy the emergency need. Applications for hardship distributions and determinations thereon by the Administrative Committee shall be in writing, and a Participant may be required to furnish written proof of the Financial Hardship. Amounts paid to a Participant pursuant to this Section 7.1 shall be treated as distributions from the Participant's Account. The Administrative Committee will designate the subaccount from which the hardship distribution will be made.

(a) For purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b) The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

      (i)   Through reimbursement or compensation by insurance or otherwise; or

      (ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 8
          DISTRIBUTION OF ACCOUNTS FOLLOWING TERMINATION OF EMPLOYMENT

8.1. Termination of Employment Prior to Retirement Date. In the event that a Participant terminates employment for any reason other than death or becoming Totally Disabled prior to his or her Retirement Date, the vested balance credited to his or her Account will be distributed to the Participant in a single lump sum within the calendar month following the calendar month of the Participant's employment termination date.

8.2. Termination of Employment At or After Retirement Date. In the event that a Participant terminates employment at or after his or her Retirement Date, the Participant's Account shall be distributed in a single lump sum payment within the calendar month following the calendar month of the Participant's employment termination date.

8.3. Termination of Employment Due to Total Disability. In the event that a Participant terminates employment at any time by reason of becoming Totally Disabled, the balance credited to his or her Account will be distributed to the Participant in a single lump payment within the calendar month following the calendar month of the Participant's employment termination date.

8.4. Death. In the event that a Participant's employment is terminated by reason of his or her death, the balance credited to his or her Account will be distributed to the Participant's designated beneficiary in a single lump payment within the calendar month following the calendar month of the Participant's death.

8.5. Designated Beneficiary.

(a) The Participant may name a beneficiary or beneficiaries to receive the balance of the Participant's Deferred Compensation Account in the event of the Participant's death prior to the payment of the Participant's entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrative Committee in accordance with rules and procedures adopted by the Plan Administrative Committee for that purpose.

(b) A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrative Committee. The latest beneficiary designation received by the Plan Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrative Committee prior to the Participant's death.

(c) If no beneficiary is named by a Participant, or if the Participant survives all of the Participant's named beneficiaries and does not designate another beneficiary, the

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

Participant's Deferred Compensation Account shall be paid in the following order of precedence:

(i)   The Participant's Spouse;

(ii)  The Participant's children (including adopted children) per stirpes; or

(iii) The Participant's estate.

                                                       Ashton Woods USA, L.L.C.
                                                     Deferred Compensation Plan
                                                         Effective June 1, 2005

                                    SECTION 9
                             FORFEITURE OF BENEFITS

9.1. Notwithstanding anything in this Plan to the contrary, if the Plan Administrative Committee, in its sole discretion, determines that the Participant's employment with the Participating Employer has been terminated for Good Cause, then the Plan Administrative Committee may cause the Participant's entire interest in benefits attributable to his or her Employer Contribution Account to be forfeited and discontinued, or may cause the Participant's payments of benefits under the Plan to be limited or suspended for such other period the Plan Administrative Committee finds advisable under the circumstances, and may take any other action and seek any other relief the Plan Administrative Committee, in its sole discretion, deems appropriate.

9.2. "Good Cause" means the Participant's fraud, dishonesty, or willful violation of any law or significant policy of the Participating Employer that is committed in connection with the Participant's employment by or association with the Company or Affiliate. Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrative Committee.

Regardless of whether a Participant's employment initially was considered to be terminated for any reason other than Good Cause, the Participant's employment will be considered to have been terminated for Good Cause for purposes of this Plan if the Plan Administrative Committee subsequently determines that the Participant engaged in an act constituting Good Cause.

9.3. The decision of the Plan Administrative Committee shall be final. The omission or failure of the Plan Administrative Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

                                   SECTION 10
                               APPEALS PROCEDURE

10.1. The Plan Administrative Committee shall approve or wholly or partially deny all claims for benefits under the Plan within a reasonable period of time after all required documentation has been furnished to the Plan Administrative Committee.

10.2. If a claim is wholly or partially denied, the Plan Administrative Committee shall provide the claimant with written notice setting forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based; describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and inform the person making the claim of his or her right pursuant to this Section to request review of the decision by the Plan Administrative Committee.

10.3. A claimant shall have the right to request a review of the decision denying the claim. Such request must be made by filing a written application for review with the Plan Administrative Committee no later than sixty (60) days after receipt by the claimant of written notice of the denial of his or her claim. The claimant may review pertinent Plan documents and shall submit such written comments and other information which he or she wishes the Plan Administrative Committee to consider in connection with his or her claim.

10.4. The Plan Administrative Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision on review. Such decision shall be made as soon as practicable after the Plan Administrative Committee receives the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for the decision.

10.5. For all purposes under the Plan, decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

                                   SECTION 11
                      AMENDMENT OR TERMINATION OF THE PLAN

11.1. The Plan Administrative Committee may, in its sole discretion, modify, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, with respect to any Participants or beneficiaries whether or not payments have commenced to such Participants or beneficiaries.

11.2. In the event the Plan is terminated, the Plan Administrative Committee shall distribute the remaining amounts in Participants' Accounts at such times and in such ways as the Plan Administrative Committee, in its sole discretion, may deem appropriate.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

                                   SECTION 12
                        UNFUNDED PLAN; CHANGE IN CONTROL

12.1. Unfunded Plan. Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any of its affiliated companies or as imposing any trustee relationship upon the Company or any of its affiliated companies in respect of the Participant. The Participating Employers shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the applicable Participating Employers, and no individual or entity other than the Participating Employer shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the applicable Participating Employer.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

                                   SECTION 13
                            MISCELLANEOUS PROVISIONS

13.1. Top-Hat Status. Notwithstanding any provision of the Plan to the contrary, if the Plan Administrative Committee determines that participation in the Plan by any one or more Participants shall cause the Plan to be subject to Parts 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Participants under the Plan shall be immediately paid to such Participant or Participants by the Participating Employer, or shall otherwise be segregated from the Plan in the discretion of the Plan Administrative Committee, and such Participant or Participants shall cease to have any interest under the Plan.

13.2. Benefits Non-Assignable. Benefits under the Plan may not be anticipated, assigned or alienated, and will not be subject to claims of a Participant's creditors by any process whatsoever, except as specifically provided in this Plan or by the Plan Administrative Committee in its sole discretion.

13.3. Right to Withhold Taxes. The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

13.4. No Right to Continued Employment. Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its affiliated companies nor shall it interfere in any way with the right of the Company or any of its affiliated companies to terminate any Participant's employment at any time.

13.5. Mental or Physical Incompetency. If the Plan Administrative Committee determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Plan Administrative Committee may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrative Committee and the Participating Employer.

13.6. Suspension of Payments. If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Administrative Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Administrative Committee's satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

13.7. Governing Laws. The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of State of Georgia.

13.8. Severability. The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the

                                                      Ashton Woods USA, L.L.C.
                                                    Deferred Compensation Plan
                                                        Effective June 1, 2005
remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

13.9. No Other Agreements or Understandings. This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this_____day of_____,2005.

                                         ASHTON WOODS USA, L.L.C.
                                         (the "Company")

                                         By:________________________

                                         Title:_____________________

ATTEST:

By:___________________________

Title:________________________

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005

                                   APPENDIX_A
                                CHANGE IN CONTROL

A "Change in Control" of the Company shall occur upon the happening of any of the following:

            (i) a change in ownership of the Company. A change in ownership generally occurs when a person (or group of people pursuant to a merger or similar transaction) acquires more than fifty-percent (50%) of the total fair market value or total voting power of the Company's stock;

            (ii) a change in effective ownership of the Company, A change in effective ownership generally occurs when (i) a person (or group of people as above) acquires (or has acquired during a 12-month period) fifty percent (50%) or more of the total voting power of the Company's stock or
      (ii) a majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the preexisting board of directors; or

            (iii) a change in ownership of substantial assets of the Company. A change in ownership of substantial assets generally occurs when a person (or group of people as above) acquires (or has acquired during the preceding 12-month period) assets totaling more than fifty-percent (50%) of the gross fair market value of all the Company's assets.

For purposes of this Appendix A, the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Appendix A; and (c) such other matters with respect to which a determination is necessary under this Appendix A.

                                                        Ashton Woods USA, L.L.C.
                                                      Deferred Compensation Plan
                                                          Effective June 1, 2005